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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 April 15, 2003
                                 --------------
                                (Date of Report)


                               Claimsnet.com Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     001-14665                   75-2649230
         --------                     ---------                   ----------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

          12801 N. Central Expressway, Suite 1515, Dallas, Texas 75243
          ------------------------------------------------------------
                    (Address of principal executive offices)


                                 (972) 458-1701
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS.

On April 14, 2003, Elmira United Corporation, a 5% shareholder of the Registrant, acquired 250,000 shares of the Registrant's common stock for $50,000 by private placement. In connection with the private placement, the Registrant also issued warrants to acquire an additional 250,000 shares of common stock. The warrants contain an exercise price of $.20 per common share and expire on December 31, 2007. Registrant used the proceeds from the private placement along with $33,000 of the $200,000 proceeds from a previous exercise of warrants, as reported on Form 8-K dated April 8, 2003, to make payments pursuant to creditor agreements, as further described herein.

As disclosed on Form 8-K dated April 8, 2003, Registrant has entered into contingent settlement agreements with various creditors. The agreements generally are contingent upon the Registrant making payment within ten days of the date of agreement. If the agreed payment is made by the Registrant, the creditor will release the Registrant from all other liabilities. The aggregate amount of the contingent agreements entered into require payments totaling $217,000 to settle certain accounts payable, accrued severance and accrued acquisition cost liabilities totaling $1,134,000. Payments totaling $134,000 pursuant to the agreements were made on April 7, 2003. The remaining payments totaling $83,000 were made on April 14, 2003. As a result of the negotiated agreements, the Registrant realized settlement of debt income totaling $917,000.

On April 15, 2003, Registrant issued a press release announcing the exercise of the warrants by Elmira United Corporation, the private placement of common stock and warrants to Elmira United Corporation, and the settlement agreements with creditors. A copy of the press release is attached hereto as Exhibit 99.1.



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  APRIL 15, 2003

                                          CLAIMSNET.COM INC.



                                          BY: /s/ Paul W. Miller
                                              ----------------------------------
                                              NAME:  Paul W. Miller
                                              TITLE: Chief Operating Officer and
                                                     Chief Financial Officer